Exhibit 10.12 First Amendment to the LifeCell Corporation Equity Compensation Plan

WHEREAS, Board of Directors of LifeCell Corporation (the “Company”) heretofore established the LifeCell Corporation Equity Compensation Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to (i) provide for the award of restricted stock units and (ii) conform the date for determining fair market value under the Plan with new Executive Compensation and Related Person Disclosure rules promulgated by the Securities and Exchange Commission; and

WHEREAS, Section 19 of the Plan authorizes the Board of Directors to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2007, as follows:

1.     The definition of “Fair Market Value” in Section 2 of the Plan is hereby amended in its entirety, to read as follows:

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)   if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)      if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Committee.

2.     The definition of “Stock Award” in Section 2 of the Plan is hereby amended in its entirety, to read as follows:

“Stock Award” means an Award of Shares pursuant to Section 12 of the Plan or an award of Restricted Stock Units pursuant to Section 12A of the Plan.

3.     The words “under this Section 12” are hereby added immediately after the words “Stock Awards” and “Stock Award,” respectively, in the last sentence of the first paragraph of Section 12 of the Plan and in the first place the latter term is used in Section 12(a) of the Plan.

4.     A new Section 12A is hereby added to the Plan, to read as follows:

12A.    Restricted Stock Units. The Committee may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant. “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Committee at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Committee.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment or his or her consultancy arrangement with the Company or its subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company on the 21st day of December, 2006.

LIFECELL CORPORATION

By:	/s/ Paul Thomas

Title:	Chairman and CEO

Date:	12-21-06

WITNESS:

/s/ Steven Sobieski
V.P & CFO